UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2012

Molycorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File	(IRS Employer Identification No.)
Number)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 843-8040

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 25, 2012, Molycorp, Inc., a Delaware corporation (the “Company”), issued $650 million aggregate principal amount of its 10% Senior Secured Notes due 2020 (the “Notes”) pursuant to the terms of an indenture (the “Indenture”) among the Company, the Company’s domestic subsidiaries (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes were sold in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Notes bear an interest rate of 10.000% per annum and will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2012. The Notes mature on June 1, 2020. The Notes are secured senior obligations of the Company and are guaranteed on a secured senior basis (subject to certain exceptions) by the Guarantors.

The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that, among other things, limit the Company’s and its subsidiaries’ abilities to incur additional indebtedness or issue preferred stock, pay dividends on or purchase the Company’s equity interests, make certain investments, incur liens on assets, sell assets, merge or consolidate with another company, transfer or sell all or substantially all of the Company’s assets, and enter into transactions with affiliates. Following the occurrence of a “change of control,” as defined in the Indenture, the Company is required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Company may redeem the Notes at any time and from time to time on or after June 1, 2016 at redemption prices of 105.000% or 102.500% of the principal amount thereof if the redemption occurs during the 12-month periods beginning June 1 of the years 2016 and 2017, respectively, and at a redemption price of 100.000% of the principal amount thereof on and after June 1, 2018, in each case, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time and from time to time prior to June 1, 2015, the Company may redeem up to 35% of the aggregate principal amount of the Notes with net cash proceeds of certain equity offerings of the Company at a redemption price of 110.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Also, at any time and from time to time prior to June 1, 2016, the Company may redeem any of the Notes at a price equal to 100% of the principal amount thereof plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Company will use a substantial portion of the net proceeds from the sale of the Notes, together with cash on hand, to finance the cash purchase price of the Company’s acquisition of Neo Material Technologies Inc. (the “Neo Acquisition”), as well as pay related fees and expenses.  Any remaining net proceeds will be used for general corporate purposes.  Pending the consummation of the Neo Acquisition and such application of proceeds, the gross proceeds from the sale of the Notes together with certain cash or cash equivalents have been deposited into an escrow account held by an escrow agent. If the Neo Acquisition is not consummated and certain other conditions met on or prior to September 4, 2012 or if the Company determines not to pursue the consummation of the Neo Acquisition, the Notes will be subject to a special mandatory redemption at a redemption price equal to the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date, and the amounts held in the escrow account will be used to fund such redemption. Any amounts remaining in the escrow account after funding such redemption would be returned to the Company. Until their release from escrow, the amounts held in the escrow account will be pledged for the benefit of the holders of the Notes.

The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. Generally, an event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate the amounts due under the Notes.

The foregoing description of the Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the issuance of the Notes, the Company also entered into a registration rights agreement dated May 25, 2012 (the “Registration Rights Agreement”) among the Company, the Guarantors and the initial purchasers of the Notes. Under the Registration Rights Agreement, the Company and the Guarantors agreed, among other things, to (i) file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) with respect to the Notes and the guarantees thereof within 180 days after May 25, 2012, (ii) use all commercially reasonable efforts to have such exchange offer registration statement declared effective by the SEC within 270 days after May 25, 2012 and (iii) use their commercially reasonable efforts to cause the exchange offer registration statement to be effective continuously, to keep each exchange offer open for a period of not less than 30 days and cause the exchange offer to be consummated no later than the 40th day after the exchange offer registration statement is declared effective by the SEC. Under specified circumstances, the Company will be required to file a shelf registration statement with the SEC covering resales of the Notes. The Company may be required to pay additional interest if it fails to comply with the registration and exchange requirements set forth in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

4.1

Indenture, dated May 25, 2012, among Molycorp, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee (including the Form of 10% Senior Secured Note due 2020).

10.1

Registration Rights Agreement, dated May 25, 2012, among Molycorp, Inc., the Guarantors (as defined therein) and Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC, as representatives of the initial purchasers of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

	By:	/s/ James S. Allen
		Name:	James S. Allen
		Title:	Chief Financial Officer and Treasurer

Date: May 30, 2012

Exhibit Number	Description

4.1

Indenture, dated May 25, 2012, among Molycorp, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee (including the Form of 10% Senior Secured Note due 2020).

10.1

Registration Rights Agreement, dated May 25, 2012, among Molycorp, Inc., the Guarantors (as defined therein) and Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC, as representatives of the initial purchasers of the Notes.